As filed with the Securities and Exchange Commission on May 8, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

LEGGETT & PLATT, INCORPORATED

(Exact Name of Registrant As Specified In Its Charter)

Missouri	44-0324630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 1 Leggett Road Carthage, Missouri	64836
(Address of Principal Executive Offices)	(Zip Code)

LEGGETT & PLATT, INCORPORATED

FLEXIBLE STOCK PLAN

(Amended and Restated Effective as of May 5, 2015)

(Full Title of the Plan)

JOHN G. MOORE

Senior Vice President, Chief Legal & HR Officer and Secretary

Leggett & Platt, Incorporated

No. 1 Leggett Road, Carthage, Missouri 64836

(Name and address of agent for service)

(417) 358-8131

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in
Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	4,000,000(1)	$45.57	$182,280,000	$21,180.94
Stock Units, convertible into Common Stock, $0.01 par value per share	(3)	N/A	N/A	N/A

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock and Stock Units as may be issued to prevent dilution resulting from stock dividends, stock splits, recapitalizations or other similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act based upon the average of the high and low prices of the Company’s Common Stock on the New York Stock Exchange on May 6, 2015.
(3)	The number of and fee for the Stock Units is included within the Common Stock amount and fee. The Stock Units are issued under the Plan and are convertible into Common Stock on a one to one basis or the cash equivalent thereof. Pursuant to
Rule 457(i) under the Securities Act no additional registration fee is required.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents listed in (a) through (d) below, which are on file with the SEC, are incorporated herein by reference:

(a) Leggett & Platt, Incorporated’s (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2014 filed February 26, 2015 (SEC File No. 001-07845);

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 filed May 6, 2015 (SEC File
No. 001-07845);

(c) The Company’s Current Reports on Form 8-K filed February 27, March 26, May 7, and May 8, 2015 (SEC File No. 001-07845); and

(d) The description of the Company’s Common Stock contained in our Form 8-A dated June 5, 1979, as amended on Form 8 dated May 10, 1984, and as updated on Form 8-K dated February 18, 2009, including any amendments or reports filed for the purpose of updating such description (SEC File No. 001-07845).

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any Current Report on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Common Stock

The Common Stock of the Company is registered under Section 12(b) of the Exchange Act, and, accordingly, no description is provided hereunder.

Stock Units

A Stock Unit is the award of a right to receive the market value of one share of Common Stock, the grant, vesting, issuance, forfeiture or conversion of which is subject to certain conditions expressed in the document evidencing the award. Stock Units may be settled in cash or in Common Stock, as determined by the Company’s Compensation Committee, or as expressed in the document evidencing the award. Stock Units represent an unfunded and unsecured obligation of the Company.

Participants have no rights as a shareholder with respect to Stock Units (including no voting rights) until the Stock Units have been converted to Common Stock and delivered to the participant. Stock Units may accrue dividend equivalents, as determined by the Company’s Compensation Committee. The Compensation Committee will determine the price, if any, at which Stock Units are sold or awarded to participants.

Generally, Stock Units may not be transferred, assigned or otherwise encumbered, or subject to seizure by a creditor or transferable by operation of law in the event of bankruptcy or insolvency. Stock Units may vest based upon certain performance criteria or upon continued employment and the passage of time, each as expressed in the document evidencing the award. Moreover, when evidenced by the award document, vesting may be accelerated, in certain circumstances, in the event of death, disability or a change in control of the Company.

In the event of a stock dividend, stock split, merger, consolidation or other recapitalization of the Company affecting the number of outstanding shares of Common Stock, the number of Stock Units credited to a participant will be appropriately adjusted.

Item 5.	Interests of Named Experts and Counsel.

John G. Moore, Senior Vice President, Chief Legal & HR Officer and Secretary of the Company, has rendered an opinion as to the legality of the Company’s Common Stock and Stock Units being registered hereby. Mr. Moore is paid a salary and bonus by the Company, participates in various employee benefit plans offered by us, and owns and has equity awards relating to Stock Units and shares of our Common Stock.

Item 6.	Indemnification of Directors and Officers.

The Company is a Missouri corporation. Sections 351.355(1) and (2) of The General and Business Corporation Law of the State of Missouri (the “GBCL”) provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no person shall be indemnified as to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought determines upon application that such person is fairly and reasonably entitled to indemnity for proper expenses.

Section 351.355(3) of the GBCL provides that, except as otherwise provided in the corporation’s articles of incorporation or the bylaws, to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any such action, suit or proceeding or any claim, issue or matter therein, he or she shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred in connection with such action, suit or proceeding.

Section 351.355(5) of the GBCL provides that expenses incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this section.

Section 351.355(7) of the GBCL provides that a corporation may provide additional indemnification to any person indemnifiable under subsection (1) or (2), provided such additional indemnification is authorized by the corporation’s articles of incorporation or an amendment thereto or by a shareholder-approved bylaw or agreement, provided further that no person shall thereby be indemnified against conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

Section 351.355(8) of the GBCL provides that a corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of that section. The insurance or other arrangement, including a trust fund, self-insurance, letters of credit, guaranty or security arrangement, may be procured within the corporation or with any insurer or other person deemed appropriate by the board of directors. That section also provides that in the absence of fraud the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement shall be conclusive and the insurance or arrangement shall not be voidable and shall not subject the directors approving the insurance or arrangement to liability on any ground regardless of whether directors participating in the approval are beneficiaries of the insurance arrangement.

The Company’s restated articles of incorporation, as amended, and bylaws generally provide that each person who was or is a director or officer of the corporation shall be indemnified by the corporation as a matter of right to the fullest extent permitted or authorized by applicable law and as otherwise provided in its restated articles of incorporation. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. The Company’s bylaws also provide that each person who was or is an employee or agent of the corporation, or who was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise may, at the discretion of the board of directors, be indemnified by the corporation to the same extent as provided in the bylaws for directors and officers. The Company’s restated articles of incorporation also provide that the indemnification and other rights provided by the restated articles of incorporation will not be deemed exclusive of any other rights to which a director or officer may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in any other capacity while holding the office of director or officer, and the corporation is specifically authorized to provide such indemnification and other rights by any by-law, agreement, vote of shareholders or disinterested directors or otherwise. The Company has a similar provision in its bylaws.

The Company’s restated articles of incorporation provide that expenses incurred by any person who was or is a director or officer in defending generally any proceeding (including those by or in the right of the Company) shall be promptly advanced by the Company when so requested at any time, but only if the requesting person delivers to the Company an undertaking to repay to the Company all amounts so advanced if it should ultimately be determined that the requesting person is not entitled to be indemnified under the Company’s restated articles of incorporation, bylaws, state law or otherwise. The Company has a similar provision in its bylaws.

In addition, the Company has entered into indemnification agreements, approved by its shareholders, with its directors and executive officers. Pursuant to those agreements, the Company has agreed to indemnify and hold harmless each indemnitee to the fullest extent permitted or authorized by applicable law. For this purpose, “applicable law” generally means Section 351.355 of the GBCL, including any amendments since May 7, 1986, but only to the extent such amendment permits the corporation to provide broader indemnification rights. In addition, the Company has agreed to further indemnify and hold harmless each such party who was or is a party or is threatened to be made party to any proceeding, including any proceeding by or in the right of the Company, by reason of the fact that the indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request or on the behalf of the Company as a director, officer, employee or agent of another enterprise or by reason of anything done or not done by him or her in any such capacities. However, under these agreements, the Company will not provide indemnification: (i) for amounts indemnified by the Company outside of the agreement or paid pursuant to insurance; (ii) in respect of remuneration paid to indemnitee if determined finally that such remuneration was in violation of law; (iii) on account of any suit for any accounting of profits pursuant to Section 16(b) of the Exchange Act or similar provisions of any federal, state or local law; (iv) on account of indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (v) if a final adjudication shall determine that such indemnification is not lawful.

The Company’s restated articles of incorporation provide that the corporation may purchase and maintain insurance on behalf of any person who was or is a director, officer, employee or agent of the corporation, or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability. The Company insures its directors and officers against certain liabilities and has insurance against certain payments which it may be obliged to make to such persons under the indemnification provisions of its restated articles of incorporation. This insurance may provide broader coverage for such individuals than may be required by the provisions of the restated articles of incorporation.

The foregoing represents a summary of the general effect of the indemnification provisions of the GBCL, the restated articles of incorporation, as amended, the bylaws and such agreements and insurance. Additional information regarding indemnification of directors and officers can be found in Section 351.355 of the GBCL, the restated articles of incorporation, as amended, the bylaws and any pertinent agreements.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987, with Amendments dated May 12, 1993, and May 20, 1999; filed March 11, 2004 as Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2003, are incorporated by reference. (SEC File No. 001-07845)

3.2	Bylaws of the Company, as amended through February 26, 2014, filed March 3, 2014 as Exhibit 3.2.1 to the Company’s Form 8-K, are incorporated by reference. (SEC File No. 001-07845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.2	The Company’s Flexible Stock Plan, Amended and Restated Effective as of May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Proxy Statement used in connection with the Company’s Annual Meeting of Shareholders held on May 5, 2015, is incorporated by reference. (SEC File No. 001-07845)

4.2.1	Form of Non-Qualified Stock Option Award Agreement pursuant to the Company’s Flexible Stock Plan, filed November 4, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.2	2011 Form of Performance Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan (applicable to 2011 grants through 2014 grants), filed January 6, 2011 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.3	2015 Form of Performance Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan (applicable to 2015 grants and all grants thereafter), filed November 4, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.4	Form of Director Restricted Stock Agreement pursuant to the Company’s Flexible Stock Plan, filed August 7, 2008 as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

4.2.5	Form of Director Restricted Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan, filed February 24, 2012 as Exhibit 10.9.7 to the Company’s Form 10-K for the year ended December 31, 2011, is incorporated by reference. (SEC File No. 001-07845)

4.2.6	Form of Restricted Stock Unit Award pursuant to the Company’s Flexible Stock Plan, filed March 6, 2013 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.7	The Company’s 2005 Executive Stock Unit Program, as amended and restated, effective December 31, 2012, (adopted pursuant to the Company’s Flexible Stock Plan), filed February 28, 2013 as Exhibit 10.16 to the Company’s Form 10-K for the year ended December 31, 2012, is incorporated by reference. (SEC File No. 001-07845)

4.2.8	The Company’s Deferred Compensation Program, Effective as of December 1, 2011 (adopted pursuant to the Company’s Flexible Stock Plan), filed February 24, 2012 as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2011, is incorporated by reference. (SEC File No. 001-07845)

4.2.9	The Company’s Executive Deferred Stock Program (adopted pursuant to the Company’s Flexible Stock Plan), filed March 31, 1999 as Exhibit 10.16 to the Company’s Form 10-K for the year ended December 31, 1998, is incorporated by reference. (SEC File No. 001-07845)

4.2.10	2015 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions (adopted pursuant to the Company’s Flexible Stock Plan), filed March 26, 2015 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.11	2015-2016 Award Formula under the Profitable Growth Incentive Program, filed March 26, 2015 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.12	2014 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions (adopted pursuant to the Company’s Flexible Stock Plan), filed March 3, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.13	Award Formula for 2014-2015 Profitable Growth Incentive Program, filed March 3, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

5*	Opinion of John G. Moore, Senior Vice President, Chief Legal & HR Officer and Secretary of Leggett & Platt, Incorporated.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of John G. Moore, Senior Vice President, Chief Legal & HR Officer and Secretary (included in Exhibit 5).

24*	Power of Attorney.

*	Filed herewith.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 8th day of May, 2015.

LEGGETT & PLATT, INCORPORATED

By:	/s/ JOHN G. MOORE
John G. Moore Senior Vice President, Chief Legal & HR Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ DAVID S. HAFFNER David S. Haffner	Board Chair & Chief Executive Officer, Director (Principal Executive Officer)	May 8, 2015

/S/ MATTHEW C. FLANIGAN Matthew C. Flanigan	Executive Vice President & Chief Financial Officer, Director (Principal Financial Officer)	May 8, 2015

/S/ TAMMY M. TRENT Tammy M. Trent	Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 8, 2015

ROBERT E. BRUNNER* Robert E. Brunner	Director

ROBERT G. CULP, III* Robert G. Culp, III	Director

R. TED ENLOE, III* R. Ted Enloe, III	Director

MANUEL A. FERNANDEZ* Manuel A. Fernandez	Director

RICHARD T. FISHER* Richard T. Fisher	Vice Chair and Lead Director

KARL G. GLASSMAN* Karl G. Glassman	Director

JOSEPH W. MCCLANATHAN* Joseph W. McClanathan	Director

JUDY C. ODOM* Judy C. Odom	Director

PHOEBE A. WOOD* Phoebe A. Wood	Director

*By:	/S/ JOHN G. MOORE	May 8, 2015
John G. Moore
Attorney-in-Fact Under Power-of-Attorney dated May 5, 2015

EXHIBIT INDEX

Exhibit Number	Description

3.1	Restated Articles of Incorporation of the Company as of May 13, 1987, with Amendments dated May 12, 1993, and May 20, 1999; filed March 11, 2004 as Exhibit 3.1 to the Company’s Form 10-K for the year ended December 31, 2003, are incorporated by reference. (SEC File No. 001-07845)

3.2	Bylaws of the Company, as amended through February 26, 2014, filed March 3, 2014 as Exhibit 3.2.1 to the Company’s Form 8-K, are incorporated by reference. (SEC File No. 001-07845)

4.1	Article III of the Company’s Restated Articles of Incorporation, as amended, filed as Exhibit 3.1 hereto, is incorporated by reference.

4.2	The Company’s Flexible Stock Plan, Amended and Restated Effective as of May 5, 2015, filed March 25, 2015 as Appendix A to the Company’s Proxy Statement used in connection with the Company’s Annual Meeting of Shareholders held on May 5, 2015, is incorporated by reference. (SEC File No. 001-07845)

4.2.1	Form of Non-Qualified Stock Option Award Agreement pursuant to the Company’s Flexible Stock Plan, filed November 4, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.2	2011 Form of Performance Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan (applicable to 2011 grants through 2014 grants), filed January 6, 2011 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.3	2015 Form of Performance Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan (applicable to 2015 grants and all grants thereafter), filed November 4, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.4	Form of Director Restricted Stock Agreement pursuant to the Company’s Flexible Stock Plan, filed August 7, 2008 as Exhibit 10.1 to the Company’s Form 10-Q for the quarter ended June 30, 2008, is incorporated by reference. (SEC File No. 001-07845)

4.2.5	Form of Director Restricted Stock Unit Award Agreement pursuant to the Company’s Flexible Stock Plan, filed February 24, 2012 as Exhibit 10.9.7 to the Company’s Form 10-K for the year ended December 31, 2011, is incorporated by reference. (SEC File No. 001-07845)

4.2.6	Form of Restricted Stock Unit Award pursuant to the Company’s Flexible Stock Plan, filed March 6, 2013 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.7	The Company’s 2005 Executive Stock Unit Program, as amended and restated, effective December 31, 2012, (adopted pursuant to the Company’s Flexible Stock Plan), filed February 28, 2013 as Exhibit 10.16 to the Company’s Form 10-K for the year ended December 31, 2012, is incorporated by reference. (SEC File No. 001-07845)

4.2.8	The Company’s Deferred Compensation Program, Effective as of December 1, 2011 (adopted pursuant to the Company’s Flexible Stock Plan), filed February 24, 2012 as Exhibit 10.13 to the Company’s Form 10-K for the year ended December 31, 2011, is incorporated by reference. (SEC File No. 001-07845)

4.2.9	The Company’s Executive Deferred Stock Program (adopted pursuant to the Company’s Flexible Stock Plan), filed March 31, 1999 as Exhibit 10.16 to the Company’s Form 10-K for the year ended December 31, 1998, is incorporated by reference. (SEC File No. 001-07845)

4.2.10	2015 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions (adopted pursuant to the Company’s Flexible Stock Plan), filed March 26, 2015 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.11	2015-2016 Award Formula under the Profitable Growth Incentive Program, filed March 26, 2015 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.12	2014 Form of Profitable Growth Incentive Award Agreement and Terms and Conditions (adopted pursuant to the Company’s Flexible Stock Plan), filed March 3, 2014 as Exhibit 10.1 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

4.2.13	Award Formula for 2014-2015 Profitable Growth Incentive Program, filed March 3, 2014 as Exhibit 10.2 to the Company’s Form 8-K, is incorporated by reference. (SEC File No. 001-07845)

5*	Opinion of John G. Moore, Senior Vice President, Chief Legal & HR Officer and Secretary of Leggett & Platt, Incorporated.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of John G. Moore, Senior Vice President, Chief Legal & HR Officer and Secretary (included in Exhibit 5).

24*	Power of Attorney.

*	Filed herewith.